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                                                            EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


  We hereby consent to the inclusion in this Registration Statement on Form S-1 and the related Prospectus of our report dated January 27, 1997 on the consolidated financial statements of Alternative Distribution Systems, Inc. and to the reference to our firm under the heading "Experts" included in this Registration Statement and the related Prospectus.




Oak Brook, Illinois



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     The above represents the form of consent we expect to issue upon completion of the transaction discussed in Note 13 to the consolidated financial statements.







                                    Crowe, Chizek and Company LLP

Oak Brook, Illinois
February 4, 1997